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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-62796 and 333-06921) of Wind River Systems, Inc. of our report dated March 10, 1997 appearing on page 22 of this Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
April 18, 1997